EXHIBIT 32.2

October 31, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Lazard Group LLC (the “Registrant”) hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Mary Ann Betsch
Mary Ann Betsch Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.